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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 26, 2003
                                (DATE OF REPORT)


                               UGI CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       PENNSYLVANIA                  1-11071                   23-2668356
(STATE OR OTHER JURISDICTION   (COMMISSION FILE              (I.R.S. EMPLOYER
OF INCORPORATION)                    NUMBER)                IDENTIFICATION NO.)

                                460 N. GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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UGI Corporation                                               Form 8-K
Page 2                                                        February 26, 2003



ITEM 5. OTHER EVENTS


      On Wednesday, February 26, 2003, UGI Corporation announced that its electricity generation subsidiary, UGI Development Company, has signed a definitive agreement to acquire the 83 megawatt ownership interest in the Conemaugh generating station of Allegheny Energy Supply Company, LLC, a unit of Allegheny Energy, Inc., for approximately $51.25 million, subject to a $3 million credit in favor of UGI Development Company. The purchase will increase UGI's interest in the Conemaugh station to 102 megawatts, or nearly six percent, from 19 megawatts, or approximately one percent. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close by the end of June 2003.


      The news release is included as an exhibit to this report and is incorporated here by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

            (99) News release by UGI Corporation dated February 26, 2003.



                                   SIGNATURES


      Pursuant to the requirements of Section 13 or 15(d) the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UGI CORPORATION
                                          (REGISTRANT)



                                          By:  /s/ Robert W. Krick
                                               ------------------------
                                               Robert W. Krick
                                               Vice President and Treasurer


Date:  February 26, 2003

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                                  EXHIBIT INDEX

99.   Text of press release issued by UGI Corporation on February 26, 2003.